Exhibit 12.1
                                                                    ------------


STATEMENT RE COMPUTATION OF RATIOS

This schedule contains financial information extracted from the Registrant's Financial Statements as of December 31, 2002 and 2001 and is qualified in its entirety by reference to such Financial Statements:

                                                       December 31, December 31,
                                                           2002         2001
                                                        ------------ -----------
Current Ratio:

The ratio of current assets divided by current liabilities -


Current assets  (numerator)                              $ 645,517    $510,406
Current liabilities (denominator)                          793,273     364,909

   Current ratio                                              0.81         1.4

Working Capital:

Current Assets minus Current Liabilities


Current assets                                           $ 645,517    $510,406
Current liabilities                                        793,273     364,909

   Working Capital                                        -147,756     145,497

